NAME OF REGISTRANT:
Franklin Multi-Income Trust
File No. 811-5873


EXHIBIT ITEM No. 77C:  Submission of matters to a vote of security holders.

At the Annual Meeting of Shareholders of the registrant (the "Fund") held on October 29, 1998 the following items were voted upon:

1.   Elections of trustees to a three year term.

FOR
AGAINST
Edward B. Jamieson
3,466,299.3890
113,620.7800
Charles B. Johnson
3,471,521.1130
108,329.0560
Rupert H. Johnson, Jr.
3,469,321.1130
110,529.0560

2. To ratify the selection of PricewaterhouseCoopers LLP, as independent auditors for the Fund for the fiscal year ended March 31, 1999

VOTE FOR
VOTE AGAINST
3,415,079.4350
39,995.3440

3. To eliminate the Fund's fundamental investment restriction regarding the purchase and sale of oil, gas, mineral and/or real estate interests.

VOTE FOR
VOTE AGAINST
2,733,152.9210
245,652.9740

4. To eliminate the Fund's fundamental investment restriction regarding short sales of securities.

VOTE FOR
VOTE AGAINST
2,605,358.5940
310,205.9620

5.   To amend the Fund's fundamental investment restriction regarding lending.
VOTE FOR
VOTE AGAINST
2,676,140.1100
255,570.0540

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